Exhibit 99.1

REPAY Reports Second Quarter 2019 Financial Results and

Increases Outlook for Full Year 2019

ATLANTA, August 14, 2019 -- Repay Holdings Corporation (NASDAQ: RPAY), a leading provider of vertically-integrated payment solutions, today reported financial results for its second quarter of 2019.

“We are pleased with our results in the second quarter, which included year-over-year organic growth in card payment volume and gross profit of 27% and 33%, respectively. In addition, we expanded our integrated payment processing services into Canada, which was a strategic next step for the Company,” said John Morris, CEO of REPAY. “We have an excellent opportunity to modernize the large, fast growing and underserved verticals we currently address by delivering high quality payment technology.”

“We are thrilled to have completed our business combination with Thunder Bridge last month and secured a new credit facility, which provides us liquidity for growth, including future market expansions as well as strategic M&A, including the acquisition of TriSource Solutions, which we announced today,” continued Morris. “In addition, we are excited to work with our new Board and benefit from their deep experience in the payments space. We look forward to their guidance and support as we position our business for continued growth.”

Three Months Ended June 30, 2019 Highlights

●	Card payment volume was $2.2 billion, an increase of 27% over the second quarter of 2018
●	Total revenue was $36.2 million, an increase of 17% over the second quarter of 2018
●	Gross profit was $17.1 million, an increase of 33% over the second quarter of 2018
●	Net income was $4.2 million, a decrease of 7% over the second quarter of 2018
●	Adjusted EBITDA was $10.4 million, an increase of 24% over the second quarter of 2018
●	Adjusted Net Income was $7.8 million, an increase of 23% over the second quarter of 2018

Six Months Ended June 30, 2019 Highlights

●	Card payment volume was $4.7 billion, an increase of 30% over the first half of 2018
●	Total revenue was $75.5 million, an increase of 18% over the first half of 2018
●	Gross profit was $35.0 million, an increase of 32% over the first half of 2018
●	Net income was $9.0 million, an increase of 93% over the first half of 2018
●	Adjusted EBITDA was $21.8 million, an increase of 22% over the first half of 2018
●	Adjusted Net Income was $16.7 million, an increase of 22% over the first half of 2018

The financial information for the three and six months ended June 30, 2019 and the three and six months ended June 30, 2018 included in this press release reflects, and is based upon, information of REPAY prior to giving effect to the business combination with Thunder Bridge Acquisition Ltd. completed on July 11, 2019 (as further discussed below).

Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted for interest expense, depreciation and amortization and certain other non-cash charges and non-recurring items. Adjusted Net Income is a non-GAAP financial measure that represents net income adjusted for amortization of acquisition-related intangibles and certain other non-cash charges and non-recurring items. See “Non-GAAP Financial Measures” and the reconciliations of Adjusted EBITDA and Adjusted Net Income to their most comparable GAAP measure provided below. Gross profit represents total revenue less interchange and network fees as well as other costs of services.

Subsequent Events

On July 11, 2019, Repay Holdings, LLC, together with its parent, Hawk Parent Holdings, LLC (together, “Hawk Parent”), and Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”), a special purpose acquisition company, announced that they completed their previously announced business combination under which Thunder Bridge acquired Hawk Parent for approximately $580.7 million in total consideration. Upon completion of the business combination, Thunder Bridge changed its name to Repay Holdings Corporation, and its Class A common stock began trading on the Nasdaq Stock Market under the ticker symbol “RPAY” on July 12, 2019.

On August 14, 2019 the Company announced the acquisition of TriSource Solutions for up to $65 million, which included a performance based earnout. The acquisition was financed with a combination of cash on hand and proceeds from borrowings under REPAY’s existing credit facility.

2019 Outlook

The addition of TriSource Solutions is expected to contribute between $8.0 million and $10.0 million in total revenue and between $2.25 million and $2.75 million in Adjusted EBITDA to the remainder of 2019.

REPAY now expects the following financial results for full year 2019, which reflects expected contributions from TriSource:

Full Year 2019 Outlook
	Previous Guidance	Updated Guidance
Card Payment Volume	$9.2 billion	$9.6 - 9.75 billion
Total Revenue	$159.2 million	$157.0 - 162.0 million
Gross Profit	$71.6 million	$74.0 - 76.0 million
Adjusted EBITDA	$44.0 million	$45.3 - 46.8 million

Revenue information for the full year 2019 outlook is presented in accordance with Accounting Standards Codification (“ASC”) 605. REPAY expects to adopt a new standard, ASC 606, when financial results for the full year ended December 31, 2019 are reported. In addition, REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures such as forecasted 2019 Adjusted EBITDA to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading.

Conference Call

REPAY will host a conference call to discuss second quarter 2019 financial results today at 5:00 pm ET. Hosting the call will be John Morris, CEO, and Tim Murphy, CFO. The conference call can be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780. A replay will be available one hour after the call and can be accessed by dialing 844-512-2921 or (412) 317-6671 for international callers; the conference ID is 13692995. The call will be webcast live from REPAY’s investor relations website and the replay will be available at https://investors.repay.com/investor-relations.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that REPAY’s management uses to evaluate its operating business, measure its performance and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, depreciation and amortization, as adjusted to add back certain non-cash and non-recurring charges, such as loss on extinguishment of debt, non-cash change in fair value of contingent consideration, share-based compensation charges, transaction expenses, management fees, legacy commission related charges, employee recruiting costs, loss on disposition of property and equipment, other taxes, strategic initiative related costs and other non-recurring charges. Adjusted Net Income is a non-GAAP financial measure that represents net income prior to amortization of acquisition-related intangibles, as adjusted to add back certain non-cash and non-recurring charges, such as loss on extinguishment of debt, non-cash change in fair value of contingent consideration, transaction expenses, share-based compensation expense, management fees, legacy commission related charges, employee recruiting costs, loss on disposition of property and equipment, strategic initiative related costs and other non-recurring charges. Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although we exclude amortization from acquisition-related intangibles from our non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. REPAY believes that Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, Adjusted EBITDA and Adjusted Net Income are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled Adjusted EBITDA, Adjusted Net Income or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA and Adjusted Net Income alongside other financial performance measures, including net income and REPAY’s other financial results presented in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “guidance,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding REPAY’s industry and market sizes, future opportunities for REPAY and REPAY’s estimated future results, including the full year 2019 outlook. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to realize the expected benefits from the business combination; a delay or failure to integrate and realize the benefits of the TriSource acquisition and any difficulties associated with operating in the back-end processing markets in which REPAY does not have any experience; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for lenders, while enhancing the overall experience for consumers.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

The financial updates included in this press release for the historical periods indicated below reflect, and are based upon, the information of REPAY prior to giving effect to the business combination with Thunder Bridge Acquisition Ltd.

Consolidated Statement of Operations

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in $ thousands)	2019	2018	% Change	2019	2018	% Change
Revenue
Processing and service fees	$22,649	$19,605	16%	$46,970	$40,469	16%
Interchange and network fees	13,585	11,461	19%	28,513	23,394	22%
Total Revenue	36,234	31,066	17%	75,483	63,863	18%
Operating expenses
Interchange and network fees	13,585	11,461	19%	28,513	23,394	22%
Other costs of services	5,592	6,776	-17%	12,009	13,970	-14%
Selling general and administrative	8,456	5,312	59%	17,132	14,906	15%
Depreciation and amortization	2,975	2,522	18%	5,890	4,914	20%
Change in fair value of contingent consideration	—	(1,000)	-100%	—	(1,000)	-100%
Total operating expenses	30,608	25,071	22%	63,544	56,184	13%
Income from operations	5,626	5,995	-6%	11,939	7,679	55%
Other Expenses
Interest expense	(1,470)	(1,510)	-3%	(2,919)	(3,013)	-3%
Other expenses	—	(10)	-100%	—	(1)	-100%
Total other expenses	(1,470)	(1,511)	-3%	(2,919)	(3,014)	-3%
Net Income	$4,156	$4,484	-7%	$9,020	$4,665	93%

Key Operating and Non-GAAP Financial Data

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in $ thousands)	2019	2018	% Change	2019	2018	% Change
Card payment volume	$2,216,671	$1,747,314	27%	$4,656,018	$3,589,380	30%
Gross profit (1)	17,057	12,829	33%	34,961	26,499	32%
Adjusted EBITDA (2)	10,446	8,437	24%	21,783	17,883	22%

(1)	Gross profit is a non-GAAP financial measure that represents total revenue less interchange and network fees and other costs of services.

(2)	Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted for interest expense, depreciation and amortization and certain other non-cash charges and non-recurring items. See “Non-GAAP Financial Measures” above and the reconciliation of Adjusted EBITDA to its most comparable GAAP measure below.

Reconciliations of GAAP Net Income to Non-GAAP Adjusted EBITDA

and Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Net income (loss)	$4,156	$4,484	$9,020	$4,665
Plus:
Interest expense	1,470	1,510	2,919	3,013
Depreciation and amortization(a)	2,975	2,522	5,890	4,914
EBITDA	8,601	8,516	17,828	12,592
Loss on extinguishment of debt(b)	—	1	—	1
Non-cash change in fair value of contingent consideration(c)	—	(1,000)	—	(1,000)
Share-based compensation expense(d)	124	213	251	432
Transaction expenses(e)	810	643	2,496	1,156
Management fees(f)	100	100	200	200
Legacy commission related charges(g)	550	—	550	4,168
Employee recruiting costs(h)	—	69	15	146
Loss on disposition of property and equipment	—	—	—	—
Other taxes(i)	168	22	227	195
Strategic initiatives related costs(j)	93	—	216	72
Other non-recurring charges(k)	—	(127)	—	(79)
Adjusted EBITDA	$10,446	$8,437	$21,783	$17,883

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Net income (loss)	$4,156	$4,484	$9,020	$4,665
Plus:
Loss on extinguishment of debt(b)	—	1	—	1
Amortization of acquisition-related intangibles(l)	1,980	1,980	3,959	3,959
Non-cash change in fair value of contingent consideration(c)	—	(1,000)	—	(1,000)
Share-based compensation expense(d)	124	213	251	432
Transaction expenses(e)	810	643	2,496	1,156
Management fees(f)	100	100	200	200
Legacy commission related charges(g)	550	—	550	4,168
Employee recruiting costs(h)	—	69	15	146
Loss on disposition of property and equipment	—	—	—	—
Strategic initiative costs(j)	93	—	216	72
Other non-recurring charges(k)	—	(127)	—	(79)
Adjusted Net Income	$7,812	$6,362	$16,707	$13,720

(a)	See footnote (l) for details on our amortization and depreciation expenses.
(b)	Reflects write-offs of debt issuance costs relating to Hawk Parent’s term loans and prepayment penalties relating to its previous debt facilities.
(c)	Reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the most recent balance sheet date.

(d)	Represents compensation expense associated with Hawk Parent’s equity compensation plans.
(e)	Primarily consists of (i) during the three and six months ended June 30, 2019, professional service fees and other costs in connection with the Business Combination, and (ii) during the three and six months ended June 30, 2018, additional transaction related expenses in connection with the acquisitions of PaidSuite, Inc. and PaidMD, LLC (together, “PaidSuite”) and Paymaxx Pro, LLC (“Paymaxx”), which transactions closed in 2017.
(f)	Reflects management fees paid to Corsair Investments, L.P. pursuant to the management agreement, which terminated upon the completion of the Business Combination.
(g)	Represents payments made to certain employees in connection with significant restructuring of their commission structures. These payments represented commission structure changes which are not in the ordinary course of business.
(h)	Represents payments made to third-party recruiters in connection with a significant expansion of our personnel, which we expect will become more moderate in subsequent periods.
(i)	Reflects franchise taxes and other non-income based taxes.
(j)	Consulting fees relating to our processing services and other operational improvements that were not in the ordinary course, in the aggregate amount of $124,000, and $55,000 are reflected in the six months ended June 30, 2019 and 2018, respectively. Additionally, one-time fees relating to special projects for new market expansion that are not anticipated to continue in the ordinary course of business are reflected in the six months ended June 30, 2018, and one-time expenses related to the creation of a new entity in connection with equity arrangements for the members of Hawk Parent in connection with the Business Combination are reflected in the three months ended June 30, 2019.
(k)	Reflects reversal of adjustments over the prior and current periods made for legal expenses incurred related to a dispute with a former customer, for which we were reimbursed in the current period as a result of its settlement.
(l)	Reflects amortization of customer relationship intangibles acquired through Hawk Parent’s acquisitions of PaidSuite and Paymaxx during the year ended December 31, 2017 and the recapitalization transaction in 2016, through which Hawk Parent was formed in connection with the acquisition of a majority interest in Repay Holdings, LLC by certain investment funds sponsored by, or affiliated with, Corsair Capital LLC. This adjustment excludes the amortization of other intangible assets which were acquired in the regular course of business, such as capitalized internally developed software and purchased software. See additional information below for an analysis of our amortization expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Acquisition-related intangibles	$1,980	$1,980	$3,959	$3,959
Software	844	438	1,634	764
Reseller buyouts	15	15	29	29
Amortization	$2,838	$2,432	$5,622	$4,752
Depreciation	137	90	267	162
Depreciation and amortization(1)	$2,975	$2,522	$5,890	$4,914

(1)	Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustments in the reconciliation of net income to Adjusted Net Income presented above). Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although we exclude amortization from acquisition-related intangibles from our non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangibles that relate to past acquisitions will recur in future periods until such intangibles have been fully amortized. Any future acquisitions may result in the amortization of additional intangibles.